FOR IMMEDIATE RELEASE

ALLIED WORLD ANNOUNCES EXECUTIVE LEVEL PROMOTIONS

PEMBROKE, BERMUDA, October 21, 2009 — Allied World Assurance Company Holdings, Ltd (NYSE: AWH) today announced several key executive level promotions. As Allied World continues to expand operations in the United States, Europe and Asia, several strategic positions were realigned in order to best serve clients and handle emerging infrastructure needs.

David Bell has been appointed Chief Operating Officer of Allied World Assurance Company, Ltd. Mr. Bell will handle the company’s global day-to-day operating activities, directing the implementation of the organization’s strategic processes, procedures, controls and projects, including operations, claims, facilities and administration.

John Bender has been named President of Allied World Reinsurance Company, the company’s U.S. reinsurance subsidiary.  Mr. Bender will continue to run the day-to-day management of Allied World Reinsurance Company and is responsible for building and managing Allied World’s U.S. reinsurance operations.

Bobby Bowden, Executive Vice President, U.S. Business Development and Marketing, will assume additional management responsibility for Allied World’s U.S. branch network. Mr. Bowden will continue to oversee business development and marketing within the United States and supervise all U.S. branch offices.

Joan Dillard has been named Executive Vice President and Chief Financial Officer of Allied World Assurance Company Holdings, Ltd. Ms. Dillard will continue to head the company’s Finance Department globally and be responsible for overseeing Allied World’s and its subsidiaries’ investment portfolios.

Wesley Dupont has been promoted to Executive Vice President, General Counsel and Corporate Secretary of Allied World Assurance Company Holdings, Ltd. Mr. Dupont will continue to head the company’s Legal and Compliance Department globally and manage the company’s legal, compliance, corporate secretarial and governmental affairs.

Frank D’Orazio has been named President, Bermuda and International Insurance, of Allied World Assurance Company, Ltd. Mr. D’Orazio will be responsible for providing strategic leadership and executing business strategies for the Bermuda and European insurance platforms.

Marshall Grossack has been named Executive Vice President, Chief Actuary of Allied World Assurance Company Holdings, Ltd. He will oversee all corporate reserving and global pricing actuarial functions.

Thomas McKevitt has been named Executive Vice President, Bermuda Reinsurance.  Mr. McKevitt will continue to oversee the underwriting of the property pro-rata and per-risk reinsurance portfolios.

Jack Sennott has been named Executive Vice President and Chief Corporate Strategy Officer of Allied World Assurance Company Holdings, Ltd. Mr. Sennott will be responsible for strategic planning, mergers and acquisitions, investor relations and rating agency relationships.

Barry Zurbuchen has been named Senior Vice President, Modeling and Corporate Pricing of Allied World Assurance Company, Ltd.  Mr. Zurbuchen will continue to be responsible for the company’s reinsurance, insurance and enterprise risk modeling activities and will be a central resource for all pricing models.

All promotions are effective immediately, except for Bermuda-based positions that are pending approval from the Bermuda Department of Immigration.

About Allied World Assurance Company
Allied World Assurance Company Holdings, Ltd, through its subsidiaries, is a global provider of innovative property, casualty and specialty insurance and reinsurance solutions, offering superior client service through offices in Bermuda, the United States, Europe and Hong Kong. Our insurance and reinsurance subsidiaries are rated A (Excellent) by A.M. Best Company. For further information on Allied
World, please visit our website at www.awac.com.

Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this press release reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the
Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, our forward-looking statements could be affected by the ability to recognize the benefits of the Darwin
Professional Underwriters, Inc. acquisition; pricing and policy term trends; increased competition; the impact of acts of terrorism and acts of war; greater frequency or severity of unpredictable catastrophic events; investigations of market practices and related settlement terms; negative rating agency actions;
the adequacy of our loss reserves; the company or its subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions including those related to the ongoing financial crisis; and judicial, legislative, political and other governmental developments, as well as management’s response to these factors, and other factors identified in our filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We are under no obligation (and expressly disclaim any such obligation) to update or revise any forward- looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media:
Faye Cook
VP, Marketing & Communications
+1- 441-278-5406
faye.cook@awac.com

Investors:
Keith J. Lennox
Investor Relations Officer
+1-646-794-0750
keith.lennox@awac.com